Exhibit 99.1

                           -- For Immediate Release --

                             EVEREST RE GROUP, LTD.

c/o ABG Financial & Management Services, Inc.
Parker House, Wildey Business Park,
Wildey Road, St. Michael, Barbados

Contact:
James H. Foster
Senior Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169


             EVEREST RE GROUP ANNOUNCES FOURTH QUARTER 2001 RESULTS
                            AND INCREASE IN DIVIDEND

     ST. MICHAEL,  Barbados - February 19, 2002 -- Everest Re Group, Ltd. (NYSE:
RE) reported fourth quarter 2001 after-tax operating income, which excludes realized capital gains and losses, of $45.3 million, or $0.96 per diluted share, compared to $50.6 million, or $1.08 per diluted share in 2000. Net income was $35.4 million, or $0.75 per diluted share, compared to $51.4 million, or $1.10 per diluted share, in the fourth quarter of 2000. This quarter's results were significantly impacted by the previously announced losses associated with the collapse of Enron as well as by $16.8 million or $0.36 per diluted share of income received in connection with the demutualization of a former client.

     For the full year, in which the Company's results were also substantially affected by losses resulting from the September 11 terrorist attacks, after-tax operating income was $115.8 million, or $2.46 per diluted share, compared to $185.9 million, or $4.01 per diluted share for 2000. Net income for the full year 2001 was $99.0 million, or $2.10 per diluted share, compared to $186.4 million, or $4.02 per diluted share in 2000.

     Gross premiums written for the fourth quarter were $459.7 million in 2001, a 15.0% increase compared to $399.6 million in 2000. The Company's GAAP combined ratio was 108.7% for this quarter, compared to 103.7% in 2000. Net investment income for the fourth quarter was $83.2 million, compared to $83.1 million in 2000. Cash flow from operations for the quarter was $190.6 million.

     For the full year, gross written premiums written were $1.87 billion, a 35.3% increase compared to $1.39 billion in 2000. The GAAP combined ratio for 2001 was 113.5%, compared to 102.9% for 2000. Net investment income for the year was $340.4 million, a 12.9% increase compared to $301.5 million in 2000. Cash flow from operations for 2001 was $406.0 million.

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
     Commenting on the Company's results, Chairman and Chief Executive Officer Joseph V. Taranto said, "I am extremely pleased with our execution, as we have used our many corporate advantages to capitalize on the much-improved marketplace. Accordingly, we are revising our 2002 earnings estimates to a range of $5.50--$6.00, absent unusual loss activity."

     At December 31, 2001, the Company's total assets were $7.80 billion and shareholders' equity was $1.72 billion, or a book value of $37.19 per share, an 8.7% increase from shareholders' equity of $1.58 billion ($34.40 per share) at December 31, 2000.

     The Company also announced today that its Board of Directors increased the amount of its quarterly dividend and declared a dividend of $0.08 per share payable on or before March 22, 2002 to all shareholders of record as of March 4, 2002.

     Statements made in connection with this release that are not purely historical may be deemed forward-looking statements. Such statements, including in particular any Company estimates of losses and reinsurance recoveries, together with estimates of future earnings and premium volume, are subject to various risks and uncertainties, including but not limited to the impact of competition, product demand, insurance and reinsurance pricing, trends in paid and incurred losses, catastrophes, interest rates and other risks detailed from time to time in the Company's filings with the Securities and Exchange
Commission. These risks could cause the Company's actual results to differ materially from those expressed in any forward-looking statement that may be made by or on behalf of the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, including estimates of future earnings, whether as a result of new information, future events or otherwise.

     Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the US and international markets. Everest Reinsurance (Bermuda), Ltd. provides reinsurance to property and casualty and life insurers in both the Bermuda and international markets. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the United States. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the United States. Additional information on Everest Re Group companies can be found at the Group's web site at www.everestre.com.

     A conference call discussing the fourth quarter results will be held at 8:30 a.m. Eastern time on February 20, 2002. The call will be available on the Internet through the Group's web site or at www.streetevents.com.

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
     Anyone receiving this release by wire or through the Internet may visit the Group's web site to view supplemental financial information on the Group's results. The supplemental information is located at www.everestre.com in the "Financials/Financial Reports" section. The supplemental financial information may also be obtained by contacting the Company directly.

                         -- Financial Details Follow - -

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
                             EVEREST RE GROUP, LTD.
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                (Dollars in thousands, except per share amounts)

                              Three Months Ended       Twelve Months Ended
                                 December 31,              December 31,
                             --------------------    ------------------------
                               2001        2000         2001          2000
                             --------    --------    ----------    ----------
                                  (unaudited)               (unaudited)
REVENUES:
Premiums earned              $395,343    $331,028    $1,467,477    $1,174,183
Net investment
 income                        83,198      83,140       340,441       301,493
Net realized
 capital (loss)
 /gain                        (14,667)      1,266       (22,313)          807
Net derivative
 (expense)                    (10,625)        -         (12,218)          -
Other income                   27,479       2,296        28,158         3,341
                             --------    --------    ----------    ----------
Total revenues                480,728     417,730     1,801,545     1,479,824
                             --------    --------    ----------    ----------

CLAIMS AND EXPENSES:
Incurred loss and
 loss adjustment
 expenses                     305,881     234,605     1,209,517       884,616
Commission,
 brokerage, taxes
 and fees                     108,016      94,654       396,797       272,447
Other underwriting
 expenses                      16,043      14,091        58,884        51,633
Interest expense
 on senior notes                9,727       9,723        38,903        30,896
Interest expense on
 credit facility                1,011       3,039         7,101         8,490
                             --------    --------    ----------    ----------
Total claims and
 expenses                     440,678     356,112     1,711,202     1,248,082
                             --------    --------    ----------    ----------

INCOME BEFORE TAXES            40,050      61,618        90,343       231,742

Income tax expense
 /(benefit)                     4,688      10,212        (8,675)       45,362
                             --------    --------    ----------    ----------
NET INCOME                   $ 35,362    $ 51,406    $   99,018    $  186,380
                             ========    ========    ==========    ==========

Other comprehensive
 (loss) income,
 net of tax                   (32,869)     57,424        41,034        89,547
                             --------    --------    ----------    ----------
COMPREHENSIVE
 INCOME                      $  2,493    $108,830    $  140,052    $  275,927
                             ========    ========    ==========    ==========

PER SHARE DATA:
 Average shares
  outstanding
  (000's)                      46,264      45,949        46,174        45,873
 Net income per
  common share
  - basic                    $   0.76    $   1.12    $     2.14    $     4.06
                             ========    ========    ==========    ==========

 Average diluted
  shares
  outstanding
  (000's)                      47,263      46,889        47,114        46,358
 Net income per
  common share
  - diluted                  $   0.75    $   1.10    $     2.10    $     4.02
                             ========    ========    ==========    ==========

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
                             EVEREST RE GROUP, LTD.
                           CONSOLIDATED BALANCE SHEETS
               (Dollars in thousands, except par value per share)

                                            December 31,     December 31,
                                            ------------     ------------
                                                2001             2000
                                            ------------     ------------
                                             (unaudited)
ASSETS:
Fixed maturities - available
 for sale, at market value
 (amortized cost: 2001,
 $5,288,860; 2000,
 $4,849,679)                                $  5,461,584     $  4,951,893
Equity securities, at market
 value (cost: 2001, $66,357;
 2000, $22,340)                                   67,311           36,491
Short-term investments                           148,851          398,542
Other invested assets                             33,899           29,211
Cash                                              71,878           76,823
                                            ------------     ------------
  Total investments and cash                   5,783,523        5,492,960

Accrued investment income                         83,088           77,312
Premiums receivable                              468,897          394,137
Reinsurance receivables                          895,061          508,998
Funds held by reinsureds                         149,969          161,350
Deferred acquisition costs                       130,709          106,638
Prepaid reinsurance premiums                      47,185           58,196
Deferred tax asset                               178,507          174,482
Other assets                                      59,221           39,022
                                            ------------     ------------
TOTAL ASSETS                                $  7,796,160     $  7,013,095
                                            ============     ============

LIABILITIES:
Reserve for losses and
 adjustment expenses                        $  4,278,267     $  3,786,178
Future policy benefit reserve                    238,753          206,589
Unearned premium reserve                         489,171          401,148
Funds held under reinsurance
 treaties                                        267,105          110,464
Losses in the course of payment                   89,492          102,167
Contingent commissions                             2,119            9,380
Other net payable to reinsurers                   66,462           60,564
Current federal income taxes                     (30,459)          (8,209)
8.5% Senior notes due 3/15/2005                  249,694          249,615
8.75% Senior notes due 3/15/2010                 199,077          199,004
Revolving credit agreement
 borrowings                                      105,000          235,000
Accrued interest on debt and
borrowings                                        11,944           12,212
Other liabilities                                109,013           65,631
                                            ------------     ------------
  Total liabilities                            6,075,638        5,429,743
                                            ------------     ------------

SHAREHOLDERS' EQUITY:
Preferred shares, par value:
 $0.01; 50 million shares
 authorized; no shares
 issued and outstanding                              -                -
Common shares, par value:
 $0.01; 200 million shares
 authorized; 46.3 million
 shares issued in 2001 and
 46.0 million shares issued
 in 2000                                             463              460
Additional paid-in capital                       269,945          259,958
Unearned compensation                               (115)            (170)
Accumulated other
 comprehensive income, net
 of deferred income taxes
 of $40.8 million in 2001
 and $30.4 million in 2000                       113,880           72,846
Retained earnings                              1,336,404        1,250,313
Treasury shares, at cost;
 0.0 million shares in 2001
 and 2000                                            (55)             (55)
                                            ------------     ------------
  Total shareholders' equity                   1,720,522        1,583,352
                                            ------------     ------------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                       $  7,796,160     $  7,013,095
                                            ============     ============

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
                             EVEREST RE GROUP, LTD.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                Three Months Ended    Twelve Months Ended
                                   December 31,           December 31,
                               -------------------   ---------------------
                                 2001       2000        2001        2000
                               --------   --------   ---------   ---------
                                   (unaudited)            (unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES:         $190,570   $ 41,108   $ 406,034   $  89,964

CASH FLOWS FROM
 INVESTING ACTIVITIES:
Proceeds from
 investments sold               308,185    331,623     793,335     814,691
Proceeds from
 investments maturing
 or called                      110,732     41,080     454,389     191,850
Cost of investments
 acquired                      (607,955)  (286,949) (1,767,398) (1,768,216)
Net sales (purchases)
 of short-term
 investments                     24,817   (215,017)    244,509    (256,421)
Payment for purchase
 of subsidiary, net
 of cash acquired                   -       (9,613)        -       340,130
                               --------   --------   ---------   ---------
Net cash (used in)
 investing activities          (164,221)  (138,876)   (275,165)   (677,966)
                               --------   --------   ---------   ---------

CASH FLOWS FROM
 FINANCING ACTIVITIES:
Acquisition of
 treasury stock net
 of reissuances                     -          -           -       (16,533)
Common stock issued
 during the period                  997      6,435       9,990       7,545
Dividends paid to
 shareholders                    (3,238)    (2,759)    (12,927)    (11,008)
Proceeds from issuance
 of senior notes                    -          -           -       448,507
Borrowings on
 revolving credit
 agreement                          -       98,000      22,000     176,000
Repayments on
 revolving credit
 agreement                      (29,000)       -      (152,000)        -
                               --------   --------   ---------   ---------
Net cash (used in)
 provided by
 financing activities           (31,241)   101,676    (132,937)    604,511

EFFECT OF EXCHANGE
 RATE CHANGES ON CASH            (2,945)     6,589      (2,877)     (1,913)
                               --------   --------   ---------   ---------

Net (decrease)
 increase in cash                (7,837)    10,497      (4,945)     14,596

Cash, beginning of
 period                          79,715     66,326      76,823      62,227
                               --------   --------   ---------   ---------
Cash, end of period            $ 71,878   $ 76,823   $  71,878   $  76,823
                               ========   ========   =========   =========

In the quarter ended December 31, 2000, the Company purchased all of the capital stock of AFC Re Ltd. for $16,573. In conjnction with the acquisition, the fair value of assets acquired was $231,874 and liabilities assumed was $215,301.

In the quarter ended September 30, 2000, the Company purchased all of the capital stock of Mt. McKinley Insurance Company for $51,800. In conjunction with the acquisition, the fair value of assets acquired was $679,672 and liabilities assumed was $627,872.

(Contact: James H. Foster, Vice President, Investor Relations, 908.604.3169)

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